EXHIBIT 3.1

                     ARTICLE III, SECTION 3.2. OF THE BYLAWS
                                       OF
                 WHISPERING OAKS INTERNATIONAL, INC., AS AMENDED
                              ON SEPTEMBER 8, 2009

3.2. NUMBER - The number of directors of the Corporation constituting the entire Board shall not be less than one (1) nor more than nine (9) as determined from time to time by resolution of the Board of Directors in its sole discretion. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. As used in these bylaws the phrase "entire Board" shall be deemed to mean the total number of directors that the Corporation would have if there were no vacancies.

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                ARTICLE IV, SECTIONS 4.7(a) AND (b) OF THE BYLAWS
                                       OF
                 WHISPERING OAKS INTERNATIONAL, INC., AS AMENDED
                              ON SEPTEMBER 8, 2009

4.7(a) EXECUTIVE CHAIRMAN - In the absence of the President or in the event of the President's death, inability or refusal to act, the Executive Chairman, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Executive Chairman shall perform such other executive duties as from time to time may be assigned by the President or by the Board of Directors.

4.7(b) VICE PRESIDENT - In the absence of the President and the Executive Chairman and in the event of the death, inability or refusal to act of both the President and the Executive Chairman, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or in the absence of any designation then in the order of their election, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other executive duties as from time to time may be assigned by the President or by the Board of Directors.

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